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                            AGREEMENT

     AGREEMENT made as of this 13th day of September, 1996 by and between IGG International, Inc., ("IGG") of One Kendall Square,
Building 300, Cambridge, MA 02139 ("IGGI") and Keith Greenfield of 12 Cedarhill Rod Dover, MA. ("Greenfield").

     WHEREAS, Greenfield has rendered services to IGGI in the areas of strategic consulting and assistance with certain negotiations; and

     WHEREAS, IGGI has agreed to compensate Greenfield for his services in the issuance of stock;

     NOW THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

     1. IGGI hereby agrees to issue to Greenfield, in consideration of and as full compensation for all services rendered by Greenfield to IGGI as of the date hereof, a total of 58,000 shares of IGGI's Common Stock. Of such shares, 43,000 shall be so-called "restricted" stock under Rule 144, and the remaining 15,000 shares shall be registered on Form S-8.

     2. Greenfield shall not be entitled to any cash compensation.

     3. This agreement shall not be construed to constitute a contract for employment, to create any continuing rights or obligations beyond the term hereof, or to constitute the parties as principal and agent, joint venturers or partners.

     4. This agreement shall be governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seal as of the date first above written.

                              IGG International, Inc.

                              By: /s/ Bradley J. Carver
                                  Bradley J. Carver, President

                              By: /s/ Keith Greenfield
                                  Keith Greenfield